Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to Registration Statement on Form S-1 of our report dated June 4, 2021, relating to the financial statements of Argus Capital Corp., which is contained in that Prospectus.  We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 25, 2021